UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2007

Commission File Number: 0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa Johns Boulevard Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2007, Papa John’s International, Inc. (the “Company”) announced a change in position for founder John Schnatter, from Executive Chairman to non-employee, Founder Chairman, effective May 10, 2007. In addition to chairing the Company’s board of directors, Mr. Schnatter will continue in his role of advertising and brand spokesperson for the Company. In the new role, created at his request, Mr. Schnatter will serve without salary and will receive compensation in the form of stock option grants under the Company’s 2003 Stock Option Plan for Non-Employee Directors (the “Director Plan”). The press release announcing Mr. Schnatter’s new role with the Company is attached hereto as Exhibit 99.1

In addition to the standard non-employee director compensation arrangements described in the Company’s 2007 proxy statement, the Company’s board of directors established the annual equity grant level for non-employee directors, in each case of stock options under the Director Plan, at the closing price of the Company’s common stock on the date of grant, as follows: (i) for the Founder Chairman, John Schnatter, a grant of 64,856 options; (ii) for the Company’s lead director, Norborne P. Cole, Jr., a grant of 16,322 options; and (iii) for all other non-employee directors, a grant of 10,917 options.

On May 9, 2007, the Company entered into an amendment to the January 31, 2005 employment agreement between the Company and President and Chief Executive Officer Nigel Travis, following the determination by the Company’s Compensation Committee to discontinue the use of performance share units as part of the Company’s long term incentive compensation program. The amendment provides that from and after the effective date of the amendment, Mr. Travis will receive an annual award of 20,000 shares of restricted stock in lieu of 20,000 performance share units. The amendment also provides that future stock options awarded to Mr. Travis will have a three year graded vesting schedule and be subject to a three month hold period following exercise (net of payment of option price and applicable taxes), with no impact on Mr. Travis’ prior stock options, which had a two year cliff vesting schedule and a one year hold period following exercise. The amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description.
10.1	Amendment to Employment Agreement between Nigel Travis and Papa John’s International, Inc.
99.1	Papa John’s International, Inc. press release dated May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: May 15, 2007	/s/ J. David Flanery
J. David Flanery
Senior Vice President and Chief Financial Officer